Exhibit 10(xx)
THE BLACK & DECKER
SUPPLEMENTAL PENSION PLAN
Amended and Restated Effective as of
January 1, 2008

THE BLACK & DECKER
SUPPLEMENTAL PENSION PLAN
-i-

THE BLACK & DECKER
SUPPLEMENTAL PENSION PLAN
SECTION 1 — Purpose and Effect
     This Plan was originally established by Black & Decker (U.S.) Inc., effective as of October 1, 1989, to provide certain employees of the Black & Decker Companies with benefits that would otherwise be provided under a Defined Benefit Plan but for reductions or restrictions to such benefits required by federal law. Specifically, this Plan provides Participants with a Supplemental Pension to compensate for the loss of benefits that otherwise would have been payable under a Defined Benefit Plan were it not for the Limitations. This Plan is to be unfunded and is maintained for the purpose of providing deferred compensation for a select group of management or highly compensated employees.
     This document amends and fully restates this Plan effective as of January 1, 2008. The terms of this amended and restated document shall apply to Participants who incur a Separation from Service on or after January 1, 2008. The benefits under this Plan with respect to any Participant whose Separation from Service occurred prior to January 1, 2008 shall be determined under the terms of this Plan as in effect on the date of such Participant’s Separation from Service without regard to amendments made to this Plan thereafter.
SECTION 2 — Definitions
     As used in this Plan, the following terms shall have the meanings indicated:
     “Accrued Pension” means the benefit the Participant has accrued and vested under a Defined Benefit Plan, expressed as a single-life annuity payable for the Participant’s life beginning at the Participant’s normal retirement date or, if later, his or her actual retirement date, under the Defined Benefit Plan.
     “Actuarial Equivalent” means a benefit of equivalent value on a specific date, computed on the basis of the actuarial assumptions used to determine benefit equivalencies under the applicable Defined Benefit Plan and using such other reasonable actuarial assumptions and methods that may be adopted by the Pension Committee from time to time, in its sole discretion, for this purpose. Notwithstanding the foregoing, in the event a Participant has elected to receive the accelerated method of payment (five annual installments or lump sum payment) of the present value of his or her Supplemental Pension under this Plan, the amount of the lump sum payment or installment payments (including the Supplemental Spouse’s Death Benefit) shall be calculated using an interest rate equal to four and one-half percent (4.5%) and the 1994 Group Annuity Reserving Table (determined on a unisex basis and projected to 2002, all as described in IRS Revenue Ruling 2001-62) and assuming that the Participant will earn no wages subject to the Social Security Act nor further accrue any other retirement benefits after his or her Benefit Determination Date and that his or her retirement benefits under the Social Security Act and all other retirement benefits will begin at the earliest date they are available after the Participant’s Benefit Determination Date and using such other reasonable actuarial assumptions and methods that may be adopted by the Pension Committee from time to time, in its sole discretion, for this purpose.
     “Benefit Determination Date” means the first day of the calendar month immediately following the later of the Participant’s 55th birthday or the date of his or her Separation from Service.
     “Beneficiary” means the beneficiary designated in accordance with Section 7 to receive any benefit provided under this Plan in the event of a Participant’s death.
     “Black & Decker Company” means The Black & Decker Corporation or any of its affiliates and subsidiaries.
     “Code” means the Internal Revenue Code of 1986, as amended.
     “Company” means Black & Decker (U.S.) Inc.

     “Defined Benefit Plan” means a defined benefit plan within the meaning of Section 3(35) of ERISA that is sponsored by a Black & Decker Company and is intended to qualify under Section 401(a) of the Code.
     “ERISA” means the Employee Retirement Income Security Act of 1974, as amended.
     “Limitations” means the maximum limitation on benefits under Section 415 of the Code and reductions in pensionable earnings due to Section 401(a)(17) of the Code and the deferral of compensation under The Black & Decker Supplemental Retirement Savings Plan or other similar plan.
     “Participant” means any employee of a Black & Decker Company eligible to participate in this Plan in accordance with Section 3.
     “Payment Date” means the Participant’s Benefit Determination Date or, in the case of a Participant who qualifies as a “specified employee” within the meaning of Section 409A(a)(2)(B)(i) of the Code and related guidance and regulations, the first day of the calendar month immediately following the later of the Participant’s Benefit Determination Date or the date that is six months and one day after his or her Separation from Service. A Participant will be a “specified employee” only if, as of the date of the Participant’s Separation from Service, the Participant is identified as a “specified employee” on a separate document created by the Pension Management Committee of The Black & Decker Corporation that is applicable to this Plan and all nonqualified deferred compensation plans of any Black & Decker Company, which document (as modified from time to time) is hereby incorporated herein by this reference and made a part of this Plan. Notwithstanding anything to the contrary, if the Pension Committee reasonably determines that the making of any payment to a Participant under this Plan will violate federal securities laws or other applicable law, the Pension Committee may delay a Participant’s Payment Date until the earliest date at which the Pension Committee determines that the making of that payment will not violate those laws.
     “Pension Committee” means The Black & Decker (U.S.) Inc. Pension Committee.
     “Plan” means this document entitled “The Black & Decker Supplemental Pension Plan” as amended from time to time.
     “Separation from Service” means a separation from service within the meaning of Section 409A(a)(2)(A)(i) of the Code and related guidance and regulations.
     “Supplemental Pension” means the supplemental pension benefit determined in accordance with Section 4.
     “Supplemental Spouse’s Death Benefit” means the pre-retirement death benefit payable to a Participant’s surviving spouse as more particularly described in Section 6(b).
SECTION 3 — Eligibility
     Except as otherwise provided under this Section 3 or by Section 10 of this Plan, any employee of a Black & Decker Company who is determined by the Pension Committee to be a member of a select group of management or highly compensated employees of a Black & Decker Company and whose benefit under any Defined Benefit Plan is reduced because of the Limitations shall be a Participant in this Plan eligible to receive a Supplemental Pension. If a Participant’s benefit under more than one Defined Benefit Plan is reduced because of the Limitations, the Participant shall be eligible to receive a separate Supplemental Pension relating to each such Defined Benefit Plan, and the provisions of this Plan shall be applied separately with respect to each such Supplemental Pension.
SECTION 4 — Calculation of Supplemental Pension
     A Participant’s Supplemental Pension relating to any Defined Benefit Plan shall be the Actuarial Equivalent of a benefit that would begin on the Participant’s Benefit Determination Date that is equal to the excess of:
     (a) The Participant’s Accrued Pension, calculated without regard to the Limitations; over

     (b) The Participant’s actual Accrued Pension.
     Notwithstanding the foregoing, the Supplemental Pension shall be reduced by the Actuarial Equivalent of the amount of any benefit payable by a Black & Decker Company, or by a plan sponsored by a Black & Decker Company, which is similarly intended to offset the impact of any of the Limitations.
SECTION 5 — Payment of Supplemental Pension
     (a) Except as provided in Section 5(b), a Participant’s Supplemental Pension shall be paid in the form of a monthly 10-year guaranteed single life annuity for the Participant’s life, commencing on the Participant’s Payment Date, and providing that, in the event the Participant should die before receiving at least 120 of those monthly payments, the balance of those 120 monthly payments will continue to be paid monthly to the Participant’s Beneficiary until the Participant and his or her Beneficiary together shall have received a total of 120 monthly payments.
     (b) Any Participant who was eligible for and, on or before December 31, 2006, properly elected the accelerated payment of the Supplemental Pension shall receive his or her Supplemental Pension under Paragraphs (1) or (2) of this Section 5(b).
     (1) If the Participant’s Payment Date occurs before his or her 65th birthday, the present value of the Participant’s Supplemental Pension (including any benefits payable to the spouse or other Beneficiary) shall be paid to him or her in five (5) equal annual installments that are the Actuarial Equivalent of the Participant’s Supplemental Pension (including any benefits payable to the spouse or other Beneficiary), which installments shall be payable on the Participant’s Payment Date and the succeeding four anniversaries of the Participant’s Payment Date, with those installment payments being calculated taking into account interest from the Benefit Determination Date to the date of the last installment payment at the rate of four and one-half percent (4.5%).
     (2) If the Participant’s Payment Date occurs on or after the Participant’s 65th birthday, the present value of the Participant’s Supplemental Pension (including any benefits payable to the spouse or other Beneficiary) shall be paid to him or her in a lump sum payment that is the Actuarial Equivalent of the Participant’s Supplemental Pension (including any benefits payable to the spouse or other Beneficiary).
SECTION 6 — Death Benefits
     (a) Except as provided in Section 6(c), if a Participant dies on or after the Participant’s Payment Date, the only death benefit payable to his or her Beneficiary from this Plan shall be the death benefit, if any, payable to the Beneficiary under Section 5(a), commencing on the date one month after the date of the last monthly payment paid to the Participant before his or her death. No death benefit shall be payable to the Participant’s Beneficiary under this Section 6(a) if the Participant elected the 5-year installments or lump sum accelerated method of payment under Section 5(d). If a Participant’s Beneficiary predeceases the Participant, the death benefit provided under this Section 6(a) shall be paid to the contingent Beneficiary designated by the Participant, or if none is designated, to the Participant’s estate.
     (b) If a Participant dies before the Participant’s Payment Date, the only death benefit that shall be provided from this Plan is the Supplemental Spouse’s Death Benefit. Except as provided in Section 5(d), the Supplemental Spouse’s Death Benefit shall be a benefit payable to the Participant’s surviving spouse at the same time and in the same form as the surviving spouse is paid the spouse’s death benefit under the related Defined Benefit Plan. The amount of the Supplemental Spouse’s Death Benefit shall be determined in the same manner as the spouse’s death benefit under the related Defined Benefit Plan is determined, except on the basis of the

Participant’s Supplemental Pension under this Plan rather than the Participant’s Accrued Pension under the Defined Benefit Plan. The Participant’s spouse who is entitled to receive the payment(s) under this Section 6(b) shall be the person, if any, of the opposite sex to whom the participant is legally married at the Participant’s death.
     (c) In the event a Participant has validly elected the accelerated method of payment under Section 5(b) and dies before his or her Separation from Service, the Participant’s spouse, if any, shall receive the Actuarial Equivalent present value of the Supplemental Spouse’s Death Benefit under Section 6(b), payable in five (5) annual installment payments if the Participant died before reaching age 65, or in a lump sum payment if the Participant died on or after his or her 65th birthday, with the payment(s) beginning or to be made on the first day of the third full calendar month following the Participant’s date of death. If the Participant has validly elected the accelerated method of payment under Section 5(b) and dies before his or her Separation from Service and has no surviving spouse, then no benefit shall be payable to anyone under this Plan with respect to the Participant. If the Participant has validly elected the accelerated method of payment under Section 5(b) and dies after his or her Separation from Service but before receiving the lump sum payment or all of the 5-year installment payments as elected under this Section 5(d), then that lump sum payment or the remaining installment payments shall be paid to the Participant’s Beneficiary at the time those payments would have been paid to the Participant. The Participant’s spouse who is entitled to receive the payment(s) under this Section 6(c) shall be the person, if any, of the opposite sex to whom the participant is legally married at the Participant’s death.
SECTION 7 — Beneficiary Designation
     A Participant may designate a Beneficiary and contingent Beneficiary to receive the death benefit provided under Section 6. A Participant’s Beneficiary designation must be in writing, on a form signed by the Participant and acceptable to the Pension Committee, and shall be effective upon receipt by the Pension Committee before the Participant’s death. A Participant may change his or her Beneficiary designation at any time and the last designation received by the Pension Committee shall control. If the Participant fails to validly designate a Beneficiary under this Plan or if his designated Beneficiary fails to survive him or her, any death benefit provided under Section 6 shall be paid to the contingent Beneficiary designated by the Participant, or if none is designated, to the Participant’s estate.
SECTION 8 — Tax Withholdings
     The Company shall have the right to deduct from each payment to be made hereunder any withholding or other taxes required by law.
SECTION 9 — Payments in the Event of Incapacity
     In the event that the Pension Committee shall find that the Participant or other person entitled to a benefit is unable to care for his or her affairs because of illness or accident or is a minor or has died, the Company may pay any benefit payment due him or her to his or her spouse, a child, a parent or other blood relative, or to a person with whom he or she resides, unless claim shall have been made therefor by a duly appointed legal representative, and any such payment so made shall be a complete discharge of the liabilities of the Company therefor.
SECTION 10 — Forfeitures
     (a) Anything to the contrary notwithstanding, all of the rights and benefits under this Plan of a Participant, his or her surviving spouse and his or her Beneficiary, shall be forfeited under the following circumstances:
     (1) if the Participant’s employment with the Black & Decker Companies is terminated by reason of fraud, misappropriation or intentional material damage to the property or business of a Black & Decker Company; commission of a felony; or the continuance of a willful and repeated failure by the Participant to perform his or her duties after written notice to the Participant specifying such failure; or
     (2) if, during the period of 24 months beginning on the date of his or her termination of employment with the Black & Decker Companies, without the prior written consent of the applicable Black & Decker Company, the Participant enters into competition with any of the Black & Decker Companies or discloses or uses confidential information of any of the Black & Decker Companies.
     (b) If a Participant receives payment of his or her benefits under this Plan in a lump sum or installments in accordance with Section 5(b) and during the period of 24 months beginning on the date of his or her termination of employment with the Black & Decker Companies, without the Company’s written consent, enters into competition with any of the Black & Decker Companies or discloses or uses confidential information, the Participant shall forfeit his or her right to those installment payments or that lump sum payment and shall immediately repay to the Company the full amount of that lump sum payment or the installment payments that he or she received in accordance with Section 5(b).
     (c) For the purposes of this Plan, a Participant shall be deemed to have entered into competition with one of the Black & Decker Companies if the Participant, directly or indirectly, solicits as a customer any company that is or was a customer of a Black & Decker Company during the Participant’s employment, or that is or was a potential customer of a Black & Decker Company with which a Black & Decker Company has made business contacts during the Participant’s employment; provided, however, that the Participant shall not be deemed to be in competition with Black & Decker by soliciting a company as a customer of any business that is not in direct or indirect competition with any of the types of businesses conducted by a Black & Decker Company within any of the same territories as the Black & Decker Companies conduct such business. In addition, a Participant shall be deemed to have entered into competition with one of the Black & Decker Companies he or she directly or indirectly (whether as a consultant, agent, officer, director, stockholder, employee, owner, operator, sole proprietor, partner, joint venturer or otherwise) participates in or is connected with the ownership, operation, management or control of any business enterprise which is in competition, whether direct or indirect, with any of the types of businesses conducted by any of the Black & Decker Companies for which the Participant rendered any services within the preceding 36 months and within any of the same territories as such Black & Decker Companies conduct that type of business, as determined by the Pension Committee in its sole and absolute discretion; provided, however, that the Participant’s ownership for investment of five percent (5%) or less of the stock of a publicly-held company shall not be prohibited hereby. For the purposes of this Plan, the term “confidential information” means any information which any of the Black & Decker Companies considers secret or confidential, including but not limited to information about the business, customers, employees, or marketing of the Black & Decker Companies, or technical data, drawings or other know-how, as determined by the Pension Committee in its sole and absolute discretion; provided, however, that the disclosure or use by the Participant of secret or confidential information shall not be prohibited hereby once such secret or confidential information comes into the public domain through no action of the Participant. If any restriction imposed by this Section is more restrictive than permitted by law, the scope of the restriction is to be limited to the extent permitted by law, but is not to be deemed unenforceable or void.
SECTION 11 — Company’s Obligations Unfunded and Unsecured
     Except as otherwise required by applicable law, the Company’s obligations under this Plan are not required to be funded or secured in any manner; no assets need be placed in trust or in escrow or otherwise physically or legally segregated for the benefit of any Participant; and the eventual payment of the benefits described in this Plan to a Participant or the Participant’s spouse or Beneficiary is not required to be secured to the Participant or them by the issuance of any negotiable instrument or other evidence of the Company’s indebtedness. Neither a Participant nor the Participant’s spouse or Beneficiary, or any other person who could or might possibly receive benefit payments that were due to the Participant or the Participant’s spouse or Beneficiary, is entitled to any property interest, legal or equitable, in any specific asset of the Company, and, to the extent that any person acquires any right to receive payments under the provisions of this Plan, that right is intended to be no greater than or to have any preference or priority over the rights of any other unsecured general creditor of the Company. However, the Company reserves the right, in its sole discretion, to accumulate assets to offset its eventual liabilities under this Plan and physically or legally to segregate assets for the benefit of any Participant or Participant’s spouse or Beneficiary (whether by escrow, by trust, by the purchase of an annuity contract or by any other method of funding selected by the Company) without liability for any adverse tax consequences resulting to that Participant or that Participant’s spouse or Beneficiary from the Company’s action. Any such segregation of assets may be made with respect to the Company’s obligations under this Plan for benefits attributable to an individual Participant, a selected group of Participants or all Participants, as the Company may determine from time to time, in its absolute discretion. Benefits under this Plan shall be payable by the Company from the Company’s general assets and no other company shall have any responsibility or liability under this Plan. The Company’s liabilities under this Plan shall, however, be discharged to the extent of any payment received by the Participant (or the Participant’s surviving spouse or Beneficiary) from any other company made for that purpose and on the Company’s behalf or for its benefit.
SECTION 12 — Alienation or Encumbrance
     No payments, benefits or rights under this Plan shall be subject in any manner to anticipation, sale, transfer, assignment, mortgage, pledge, encumbrance, charge or alienation by a Participant, the Participant’s spouse or Beneficiary or any other person who could or might possibly receive benefit payments that were due to the Participant or the Participant’s spouse or Beneficiary, but were not paid. If the Company determines that any person entitled to payments under this Plan has become insolvent, bankrupt, or has attempted to anticipate, sell, transfer, assign, mortgage, pledge, encumber, charge or otherwise in any manner alienate any amount payable to that person under this Plan or that there is any danger of any levy, attachment, or other court process or encumbrance on the part of any creditor of that person, against any benefit or other amounts payable to that person, the Company may, in its sole discretion and to the extent permitted by law, at any time, withhold any or all such payments or benefits and apply the same for the benefit of that person, in such manner and in such proportion as the Company may deem proper.
SECTION 13 — Administration of Plan
     (a) This Plan shall be interpreted, administered, and operated by the Pension Committee, which shall have complete authority, in its sole and absolute discretion, to determine who is eligible for benefits hereunder, to interpret this Plan, to prescribe, amend and rescind rules and regulations relating to it, and to make all other determinations necessary or advisable for the administration of this Plan. The Pension Committee’s interpretations of this Plan and actions in respect of this Plan shall be binding and conclusive on all persons for all purposes. It is intended that this Plan comply with Section 409A of the Code and any regulations or guidance issued thereunder and shall be interpreted accordingly. Notwithstanding the amendment provisions of Section 17, this Plan may be amended by the Board of Directors of the Company at any time, retroactively, if found necessary, in the opinion of the Board of Directors, to conform this Plan to the provisions and requirements of Section 409A of the Code. No such amendment shall be considered prejudicial to any interest of a Participant, the Participant’s spouse, or Beneficiary hereunder. Any provision of this Plan not in conformance with Code Section 409A shall be void.
     (b) Neither the Pension Committee nor any person acting on its behalf shall be liable to any person for any action taken or omitted in connection with the interpretation and administration of this Plan unless attributable to gross negligence or willful misconduct. In addition to such other rights of indemnification as they may have as directors, officers or employees of the Company, each member of the Pension Committee shall be indemnified by the Company against the reasonable expenses, including attorneys’ fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which he or she may be a party by reason of any action taken or omitted under or in connection with this Plan, and against all amounts paid in settlement thereof, provided such settlement is approved by independent legal counsel selected by the Company, or paid by him or her in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such member is liable for gross negligence or willful misconduct in his or her duties; provided that within 60 days after the institution of such action, suit or proceeding the member shall in writing offer the Company the opportunity, at its own expense, to handle and defend the same.
     (c) If a Participant is also a member of the Pension Committee, the Participant may not vote or act upon matters relating specifically to his or her participation in this Plan.
SECTION 14 — No Guarantee of Employment
     This Plan shall not be construed as conferring any legal rights upon any Participant for continuation of employment, nor shall it interfere with the rights of the Company to discharge a Participant and to treat him or her without regard to the effect which such treatment might have upon him or her under this Plan.

SECTION 15 — Choice of Law
     This Plan, and the respective rights and duties of the parties hereunder, shall in all respects be governed by and construed in accordance with the laws of the State of Maryland, except to the extent that those laws shall have been preempted by the laws of the United States.
SECTION 16 — Claims Procedure
     Any claim by a Participant, a Participant’s spouse or Beneficiary that benefits under this Plan have not been paid in accordance with the terms and conditions of this Plan shall be made in writing and delivered to the Pension Committee at the Company’s principal office in the State of Maryland. The Pension Committee shall notify the claimant if any additional information is needed to process the claim. All claims shall be approved or denied by the Pension Committee within 90 days of receipt of the claim by the Pension Committee. If the claim is denied, the Pension Committee shall furnish the claimant with a written notice containing:
     (a) an explanation of the reason for the denial,
     (b) a specific reference to the applicable provisions of this Plan,
     (c) a description of any additional material or information necessary for the claimant to pursue the claim, and
     (d) a statement of the claimant’s right to bring a civil action under Section 502(a) of ERISA.
     Within 90 days of receipt of the notice described above, the claimant shall, if he or she desires further review, file a written request for reconsideration with the Pension Committee. A request for reconsideration must include an explanation of the grounds for the request and the facts supporting the claim. So long as the claimant’s request for review is pending, including such 90-day period, the claimant or his or her duly authorized representative may review pertinent documents and may submit issues and comments in writing to the Pension Committee.
     A final and binding decision shall be made by the Pension Committee within 60 days of the filing of the request for reconsideration; provided, however, that the Pension Committee, in its discretion, may extend this period up to an additional 60 days.
     The decision by the Pension Committee shall be conveyed to the claimant in writing and shall include specific reasons for the decision, with specific references to the applicable provisions of this Plan on which the decision is based and a statement of the claimant’s right to bring a civil action under Section 502(a) of ERISA.
SECTION 17 — Amendments and Termination
     The Board of Directors of the Company reserves the right, in its sole and absolute discretion: (a) to amend this Plan, in whole or in part, at any time and from time to time, and (b) to terminate this Plan at any time; provided, however, that no such amendment or termination shall have the effect of accelerating or permitting the acceleration of any payment under this Plan, except to the extent that such acceleration would be permitted under Section 409A of the Code, and, except as otherwise provided in Section 5(b), no such amendment or termination shall reduce the Supplemental Pension or the Supplemental Spouse’s Death Benefit determined as of the date on which the amendment is adopted or this Plan is terminated, as the case may be.
Amendment and Restatement adopted October 16, 2008